Exhibit 4.1

EXECUTION VERSION

TRINITY INDUSTRIES, INC.

as the Company

and

the Guarantors named herein

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

Senior Notes Indenture

Dated as of September 25, 2014

EXECUTION VERSION

i

Section 11.14. Incorporators, Stockholders, Officers and Directors of Company Exempt From Individual Liability	60
Section 11.15. Judgment Currency	60
Section 11.16. Force Majeure	61
Section 11.17. U.S.A. Patriot Act	61

EXECUTION VERSION

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section
310	(a)	7.11
	(b)	7.08; 7.11
	(c)	N.A.
311	(a)	7.03
	(b)	7.03
	(c)	N.A.
312	(a)	N.A.
	(b)	11.02
	(c)	11.02
313	(a)	7.06
	(b)	7.06
	(c)	7.06
	(d)	N.A.
314	(a)	4.05; 4.04
	(b)	N.A.
	(c)	N.A.
	(d)	N.A.
	(e)	N.A.
	(f)	N.A.
315	(a)	N.A.
	(b)	N.A.
	(c)	N.A.
	(d)	N.A.
	(e) 1	N.A.
316	(a) (last sentence)	N.A.
	(a)(1)(A)	N.A.
	(a)(1)(B)	N.A.
	(a)(2)	N.A.
	(b)	N.A.
317	(a)(1)	N.A.
	(a)(2)	N.A.
	(b)	N.A.
318	(a)	N.A.

N.A. Means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture

i

SENIOR NOTES INDENTURE, dated as of September 25, 2014, among Trinity Industries, Inc., a Delaware corporation, as the Company (the “Company”) , Trinity Construction Materials, Inc., a Delaware corporation, Trinity Highway Products, LLC, a Delaware limited liability company, Trinity Industries Leasing Company, a Delaware corporation, Trinity Marine Products, Inc., a Delaware corporation, Trinity North American Freight Car, Inc., a Delaware corporation, Trinity Parts & Components, LLC, a Delaware limited liability company, Trinity Rail Group, LLC, a Delaware limited liability company, Trinity Structural Towers, Inc., a Delaware corporation and Trinity Tank Car, Inc., a Delaware corporation, together with such other guarantors as may be added from time to time (each a “Guarantor” and collectively, the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has duly authorized the issuance from time to time of its senior notes to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

WHEREAS, each of the Guarantors has duly authorized, on a joint and several basis, the full and unconditional guarantee of any Security of any series (the “Guarantees”);

WHEREAS, each of the Company and the Guarantors has duly authorized, among other things, the authentication, execution, delivery and administration of this Indenture, and the Securities and the Guarantees; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities together with the Guarantees by the holders thereof, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities and the Guarantees or of any and all series thereof and of the coupons, if any, appertaining thereto as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent, transfer agent or Authenticating Agent.

“Authorized Newspaper” means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition) and in the case of London, will, if practicable, be the Financial Times (London Edition) and published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York or London, as applicable. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

“Bank Credit Agreement” means the Credit Agreement, dated as of October 20, 2011, among Trinity Industries, Inc., JP Morgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, together with the related documents thereto (including any term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) from time to time, and any agreement (and related document) governing indebtedness incurred to Refinance but without limitation as to borrowers or guarantors, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

“Board of Directors” means:

(a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b) with respect to a partnership, the board of directors of the general partner of the partnership;

(c) with respect to a limited liability company, the managing member or members or any controlling committee of managers or members thereof or any board or committee serving a similar management function; and

(d) with respect to any other Person, the individual or board or committee of such Person serving a management function similar to those described in clauses (a), (b) or (c) of this definition.

“Board Resolution” means one or more resolutions of the Board of Directors of the Company or any authorized committee thereof or, as the case may be, one or more resolutions of the Board of Directors of the Guarantors or any authorized committee thereof, certified by the secretary or an assistant secretary to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banking institutions or the New York Stock Exchange are authorized or required by law or regulation to close in The City of New York.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article 5 of this Indenture and thereafter means the successor.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is, at the date of this Indenture, located at 150 East 42nd Street, New York, New York 10017, Attention: Corporate, Municipal and Escrow Solutions.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Company pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means with respect to any computations required or permitted hereunder, generally accepted accounting principles in effect in the United Sates as in effect from time to time; provided, however if the Company is required by the Commission to adopt (or is permitted to adopt and so adopts) a different accounting framework, including but not limited to the International Financial Reporting Standards, “GAAP” shall mean such new accounting framework as in effect from time to time, including, without limitation, in each case, those accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Guarantee” shall have the meaning set forth in the recitals of this Indenture.

“Guarantors” means the Persons named as “Guarantors” in the first paragraph of this Indenture and any additional Persons added as guarantors pursuant to Section 10.10 (but subject to Section 10.09), until a successor replaces any such Guarantor and, thereafter, “Guarantors” shall mean the Guarantors not so replaced together with any such successors.

“Holder” or “Securityholder” means the registered holder of any Security with respect to Registered Securities and the bearer of any Unregistered Security or any coupon appertaining thereto, as the case may be.

“Indenture” means this Indenture as originally executed and delivered or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture and shall include the forms and terms of the Securities of each series established as contemplated pursuant to Sections 2.01 and Section 2.03 and the terms of the Guarantees of each such series of Securities set forth in Article 10.

“Officer” means, with respect to the Company, the chairman of the Board of Directors, the president or chief executive officer, any executive vice president, any senior vice president, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary.

“Officers’ Certificate” means, with respect to the Company or the Guarantors, a certificate signed in the name of the Company or the Guarantors, as the case may be, (i) by the chairman of the Board of Directors, the president or chief executive officer, an executive vice president, a senior vice president or a vice president, and (ii) by the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act, if applicable, and include (except as otherwise expressly provided in this Indenture) the statements provided in Section 11.04, if applicable.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company or the Guarantors, as the case may be, satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act, if applicable, and include the statements provided in Section 11.04, if and to the extent required thereby.

“original issue date” of any Security (or portion thereof) means the earlier of (a) the date of authentication of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” means any Security that provides for an amount less than the Principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal” of a Security means the principal amount of, and, unless the context indicates otherwise, includes any premium payable on, the Security.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other indebtedness in exchange or replacement for, such indebtedness.

“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.02, and bearing the legend prescribed in Section 2.02.

“Registered Security” means any Security registered on the Security Register (as defined in Section 2.05).

“Responsible Officer” when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities” means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture and, unless the context indicates otherwise, shall include any coupon appertaining thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the outstanding Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more subsidiaries of such Person or (c) one or more subsidiaries of such Person. Unless otherwise specified, all references to any Subsidiary shall be to a Subsidiary of the Company.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article 7 and thereafter shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as it may be amended from time to time.

“Unregistered Security” means any Security other than a Registered Security.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means, with respect to any person as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the Board of Directors (or other analogous managing body) of such person.

“Yield to Maturity” means, as the context may require, the yield to maturity (i) on a series of Securities or (ii) if the Securities of a series are issuable from time to time, on a Security of such series, calculated at the time of issuance of such series in the case of clause (i) or at the time of issuance of such Security of such series in the case of clause (ii), or, if applicable, at the most recent redetermination of interest on such series or on such Security, and calculated in accordance with the constant interest method or such other accepted financial practice as is specified in the terms of such Security.

Section 1.02. Other Definitions. Each of the following terms is defined in the section set forth opposite such term:

Term	Section
Authenticating Agent	2.02
Cash Transaction	7.03
Dollars	4.02
Event of Default	6.01
Judgment Currency	11.15(a)
Paying Agent	2.05
record date	2.04
Registrar	2.05
Required Currency	11.15(a)
Security Register	2.05
self-liquidating paper	7.03
tranche	2.14

Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in, and made a part of, this Indenture. The following terms used in this Indenture that are defined by the Trust Indenture Act have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder or a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

(a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(b) words in the singular include the plural, and words in the plural include the singular;

(c) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(d) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

(e) use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.

ARTICLE 2

THE SECURITIES

Section 2.01. Form and Dating. The Securities of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage, all as may be determined by the officers executing such Securities as evidenced by their execution of the Securities. Unless otherwise so established, Unregistered Securities shall have coupons attached.

Section 2.02. Execution and Authentication. Two Officers shall execute the Securities and one Officer shall execute the coupons appertaining thereto for the Company by facsimile or manual signature in the name and on behalf of the Company. The seal of the Company, if any, shall be reproduced on the Securities. If an Officer whose signature is on a Security or coupon appertaining thereto no longer holds that office at the time the Security is authenticated, the Security and such coupon shall nevertheless be valid.

The Trustee, at the expense of the Company, may appoint an authenticating agent (the “Authenticating Agent”) to authenticate Securities. The Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

A Security and the coupons appertaining thereto shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on the Security or on the Security to which such coupon appertains by an authorized representative of the Trustee. The signature shall be conclusive evidence that the Security or the Security to which the coupon appertains has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series having attached thereto appropriate coupons, if any, executed by the Company to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Company. In authenticating any Securities of a series, the Trustee shall receive prior to the authentication of any Securities of such series, and (subject to Article 7) shall be fully protected in conclusively relying upon, unless and until the Trustee receives written notice that such documents have been superseded or revoked:

(a) any Board Resolution and/or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Securities of that series were established;

(b) an Officers’ Certificate setting forth the form or forms and terms of the Securities, stating that the form or forms and terms of the Securities of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture and all conditions precedent to the authorization and delivery of the Securities have been complied with; and

(c) an Opinion of Counsel substantially to the effect that the form or forms and terms of the Securities of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture and that the supplemental indenture, to the extent applicable, and Securities have been duly authorized and, if executed and authenticated in accordance with the provisions of this Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, would be entitled to the benefits of this Indenture and would be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights generally, general principles of equity, and that all laws and requirements in respect of the execution and delivery by the Company of such Securities have been complied with and all conditions precedent to the authorization and delivery of the Securities have been complied with, and covering such other matters as shall be specified therein and as shall be reasonably requested by the Trustee.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Sections 2.01 and 2.02, if, in connection with a Periodic Offering, all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution otherwise required pursuant to Section 2.01 or the written order, Officers’ Certificate and Opinion of Counsel otherwise required pursuant to Section 2.02 at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

With respect to Securities of a series offered in a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 2.01 and 2.02, as applicable, in connection with the first authentication of Securities of such series.

If the Company shall establish pursuant to Section 2.03 that the Securities of a series or a portion thereof are to be issued in the form of one or more Registered Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate Principal amount of all of the Securities of such series issued in such form and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or its custodian or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

The execution and delivery of any Guarantees by the Guarantors shall be evidenced by the execution and delivery of this Indenture by each of the Guarantors as set forth in Section 10.08. The terms of the Guarantees and obligations of the Guarantors are set forth in Article 10.

Section 2.03. Amount Unlimited; Issuable in Series. The aggregate Principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution or one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series, subject to the last sentence of this Section 2.03,

(a) the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series;

(b) whether the Securities are entitled to the benefit of any Guarantee by any Guarantor;

(c) any limit upon the aggregate Principal amount of the Securities of the series that may be authenticated and delivered under this Indenture and any limitation on the ability of the Company to increase such aggregate Principal amount after the initial issuance of the Securities of that series (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon redemption of, other Securities of the series pursuant hereto);

(d) the date or dates on which the Principal of the Securities of the series is payable (which date or dates may be fixed or extendible);

(e) the rate or rates (which may be fixed or variable) per annum at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and (in the case of Registered Securities) on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(f) if other than as provided in Section 4.02, the place or places where the Principal of and any interest on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for exchange, notices, demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and notice to Holders may be published;

(g) the right, if any, of the Company to redeem Securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(h) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any of the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(i) if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(j) if other than the Principal amount thereof, the portion of the Principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(k) if other than the coin or currency in which the Securities of the series are denominated, the coin or currency in which payment of the Principal of or interest on the Securities of the series shall be payable or if the amount of payments of Principal of and/or interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, the manner in which such amounts shall be determined;

(l) if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the Principal of and interest on the Securities of the series shall be payable, and the manner in which any such currencies shall be valued against other currencies in which any other Securities shall be payable;

(m) whether the Securities of the series or any portion thereof will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Unregistered Securities (with or without coupons) (and if so, whether such Securities will be issued in temporary or permanent global form), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of Unregistered Securities or the payment of interest thereon and, if other than as provided herein, the terms upon which Unregistered Securities of any series may be exchanged for Registered Securities of such series and vice versa;

(n) whether the Securities of the series may be exchangeable for and/or convertible into the common stock of the Company or any other security;

(o) whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts;

(p) if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(q) any trustees, depositaries, authenticating or paying agents, transfer agents or the registrar or any other agents with respect to the Securities of the series;

(r) provisions, if any, for the defeasance of the Securities of the series (including provisions permitting defeasance of less than all Securities of the series), which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing) the provisions of Article 8;

(s) if the Securities of the series are issuable in whole or in part as one or more Registered Global Securities or Unregistered Securities in global form, the identity of the Depositary or common Depositary for such Registered Global Security or Securities or Unregistered Securities in global form;

(t) any other Events of Default or covenants with respect to the Securities of the series; and

(u) any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series and coupons, if any, appertaining thereto shall be substantially identical, except in the case of Registered Securities as to date and denomination, except in the case of any Periodic Offering and except as may otherwise be provided by or pursuant to the Board Resolution referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution or in any such indenture supplemental hereto and any forms and terms of Securities to be issued from time to time may be completed and established from time to time prior to the issuance thereof by procedures described in such Board Resolution or supplemental indenture.

Unless otherwise expressly provided with respect to a series of Securities, the aggregate Principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate Principal amount authorized with respect to such series as increased.

Section 2.04. Denomination and Date of Securities; Payments of Interest. The Securities of each series shall be issuable as Registered Securities or Unregistered Securities in denominations established as contemplated by Section 2.03 or, if not so established with respect to Securities of any series, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Company executing the same may determine, as evidenced by their execution thereof.

Unless otherwise specified with respect to a series of Securities, each Security shall be dated the date of its authentication. The Securities of each series shall bear interest, if any, from the date, and such interest and shall be payable on the dates, established as contemplated by Section 2.03.

The person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date for such series, in which case the provisions of Section 2.13 shall apply. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Registered Securities of such series established as contemplated by Section 2.03, or, if no such date is so established, the fifteenth day next preceding such interest payment date, whether or not such record date is a Business Day.

Section 2.05. Registrar and Paying Agent; Agents Generally. The Company shall maintain an office or agency where Securities may be presented for registration, registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”), which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Registered Securities and of their registration, transfer and exchange (the “Security Register”). The Company may have one or more additional Paying Agents or transfer agents with respect to any series.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture and the Trust Indenture Act that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent and any change in the name or address of an Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company or any affiliate of the Company may act as Paying Agent or Registrar; provided that neither the Company, any Guarantor nor an affiliate of the Company or any Guarantor shall act as Paying Agent in connection with the defeasance of the Securities or the Guarantees or the discharge of this Indenture under Article 8.

The Company initially appoints the Trustee as Registrar, Paying Agent and Authenticating Agent. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee ten days prior to each interest payment date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register.

Section 2.06. Paying Agent to Hold Money in Trust. Not later than 10:00 a.m. New York City time on each due date or, in the case of Unregistered Securities, 10:00 a.m. New York City time on the Business Day prior to the due date, of any Principal or interest on any Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such Principal or interest. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders of such Securities or the Trustee all money held by the Paying Agent for the payment of Principal of and interest on such Securities and shall promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any affiliate of the Company acts as Paying Agent, it will, on or before each due date of any Principal of or interest on any Securities, segregate and hold in a separate trust fund for the benefit of the Holders thereof a sum of money sufficient to pay such Principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee in writing of its action or failure to act as required by this Section.

Section 2.07. Transfer and Exchange. Unregistered Securities (except for any temporary global Unregistered Securities) and coupons (except for coupons attached to any temporary global Unregistered Securities) shall be transferable by delivery.

At the option of the Holder thereof, Registered Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series and tenor having authorized denominations and an equal aggregate Principal amount, upon surrender of such Registered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided. If the Securities of any series are issued in both registered and unregistered form, except as otherwise established pursuant to Section 2.03, at the option of the Holder thereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series and tenor having authorized denominations and an equal aggregate Principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.02, with, in the case of Unregistered Securities that have coupons attached, all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided. At the option of the Holder thereof, if Unregistered Securities of any series, maturity date, interest rate and original issue date are issued in more than one authorized denomination, except as otherwise established pursuant to Section 2.03, such Unregistered Securities may be exchanged for Unregistered Securities of such series and tenor having authorized denominations and an equal aggregate Principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.02, with, in the case of Unregistered Securities that have coupons attached, all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided. Registered Securities of any series may not be exchanged for Unregistered Securities of such series. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Upon surrender for registration of transfer of any Registered Security of a series at the agency of the Company that shall be maintained for that purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of like tenor and aggregate Principal amount.

All Registered Securities presented for registration of transfer, exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

Notwithstanding any other provision of this Section 2.07, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for any Registered Global Securities of any series notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Securities or if at any time the Depositary for such Registered Global Securities shall no longer be eligible under applicable law, the Company shall appoint a successor Depositary eligible under applicable law with respect to such Registered Global Securities. If a successor Depositary eligible under applicable law for such Registered Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Registered Securities of such series and tenor, will authenticate and deliver Registered Securities of such series and tenor, in any authorized denominations, in an aggregate Principal amount equal to the Principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

The Company may at any time and in its sole discretion and subject to the procedures of the Depositary determine that any Registered Global Securities of any series shall no longer be maintained in global form. In such event the Company will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Registered Securities of such series and tenor, will authenticate and deliver, Registered Securities of such series and tenor in any authorized denominations, in an aggregate Principal amount equal to the Principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

Any time the Registered Securities of any series are not in the form of Registered Global Securities pursuant to the preceding two paragraphs, the Company agrees to supply the Trustee with a reasonable supply of certificated Registered Securities without the legend required by Section 2.02 and the Trustee agrees to hold such Registered Securities in safekeeping until authenticated and delivered pursuant to the terms of this Indenture.

If established by the Company pursuant to Section 2.03 with respect to any Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Registered Securities of the same series and tenor in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

(a) to the Person specified by such Depositary new Registered Securities of the same series and tenor, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and

(b) to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (a) above.

Registered Securities issued in exchange for a Registered Global Security pursuant to this Section 2.07 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Neither the Trustee, any agent of the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Notwithstanding anything herein or in the forms or terms of any Securities to the contrary, none of the Company, the Trustee or any agent of the Company or the Trustee shall be required to exchange any Unregistered Security for a Registered Security if such exchange would result in adverse federal income tax consequences to the Company (such as, for example, the inability of the Company to deduct from its income, as computed for federal income tax purposes, the interest payable on the Unregistered Securities) under then applicable United States federal income tax laws. The Trustee and any such agent shall be entitled to conclusively rely on an Officers’ Certificate or an Opinion of Counsel in determining such result.

The Company and the Registrar shall not be required (i) to issue, authenticate, register the transfer of or exchange Securities of any series for a period beginning at the opening of 15 Business Days before the mailing of a notice of redemption of such Securities to be redeemed and ending at the close of business on the day such notice of redemption is mailed or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part.

Section 2.08. Replacement Securities. If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for such mutilated Security or in exchange for the Security to which a mutilated coupon appertains, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such mutilated Security or to the Security to which such mutilated coupon appertains.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon and (ii) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon (without surrender thereof except in the case of a mutilated Security or coupon) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, and in the case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee and any agent of them of the destruction, loss or theft of such Security and the ownership thereof; provided, however, that the Principal of and any interest on Unregistered Securities shall, except as otherwise provided in Section 4.02, be payable only at an office or agency located outside the United States of America.

Upon the issuance of any new Security under this Section, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series, with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security, or in exchange for a Security to which a mutilated, destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security and its coupons, if any, or the mutilated, destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and any such new Security and coupons, if any, shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

Section 2.09. Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those paid pursuant to Section 2.08, those described in this Section 2.09 as not outstanding and those that have been defeased pursuant to Section 8.06.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a holder in due course.

If the Paying Agent (other than the Company or an affiliate of the Company) holds on the maturity date or any redemption date or date for repurchase of the Securities money sufficient to pay Securities payable or to be redeemed or repurchased on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

A Security does not cease to be outstanding because the Company or one of its affiliates holds such Security, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities as to which a Responsible Officer of the Trustee has received written notice to be so owned shall be so disregarded. Any Securities so owned which are pledged by the Company, or by any affiliate of the Company, as security for loans or other obligations, otherwise than to another such affiliate of the Company, shall be deemed to be outstanding, if the pledgee is entitled pursuant to the terms of its pledge agreement and is free to exercise in its or his discretion the right to vote such securities, uncontrolled by the Company or by any such affiliate.

Section 2.10. Temporary Securities. Until definitive Securities of any series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities of such series. Temporary Securities of any series shall be substantially in the form of definitive Securities of such series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of any series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series and tenor upon surrender of such temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series and tenor and authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 2.11. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Registrar, any transfer agent and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel and dispose of in accordance with its retention policy then in effect all Securities surrendered for transfer, exchange, payment or cancellation and shall, upon written request of the Company, deliver a certificate of disposition to the Company. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

Section 2.12. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” and “CINS” numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange. The Company will promptly notify the Trustee in writing of any change in the CUSIP or CINS numbers.

Section 2.13. Defaulted Interest. If the Company defaults in a payment of interest on the Registered Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest (as may be specified in the terms thereof, established pursuant to Section 2.03) to the Persons who are Holders on a subsequent special record date, which shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company shall mail to each Holder of such Registered Securities and to the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.14. Series May Include Tranches. A series of Securities may include one or more tranches (each a “tranche”) of Securities, including Securities issued in a Periodic Offering. The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price. Notwithstanding any other provision of this Indenture, with respect to Sections 2.02 (other than the fourth, sixth and seventh paragraphs thereof) through 2.04, 2.07, 2.08, 2.10, 3.01 through 3.03, 4.02, 6.01 through 6.14, 8.01 through 8.08, 9.02 and 11.07, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to Section 2.03. In particular, and without limiting the scope of the next preceding sentence, any of the provisions of such sections which provide for or permit action to be taken with respect to a series of Securities shall also be deemed to provide for and permit such action to be taken instead only with respect to Securities of one or more tranches within that series (and such provisions shall be deemed satisfied thereby), even if no comparable action is taken with respect to Securities in the remaining tranches of that series.

ARTICLE 3

REDEMPTION

Section 3.01. Applicability of Article. The provisions of this Article 3 shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 3.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid, or by electronic transmission in the case of Securities held in book-entry form, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Registered Securities of such series at their last addresses as they shall appear upon the registry books. Notice of redemption to the Holders of Unregistered Securities of any series to be redeemed as a whole or in part who have filed their names and addresses with the Trustee pursuant to Section 313(c)(2) of the Trust Indenture Act, shall be given by mailing notice of such redemption, by first class mail, postage prepaid, or by electronic transmission in the case of Securities held in book-entry form, at least 30 days and not more than 60 days prior to the date fixed for redemption, to such Holders at such addresses as were so furnished to the Trustee (and, in the case of any such notice given by the Company, the Trustee shall make such information available to the Company for such purpose). Any notice which is mailed or sent in the manner herein provided shall be conclusively presumed to have been duly given and is effective, whether or not the Holder receives the notice and any defect in notice shall not affect the validity of the notices properly given. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify the name of the Securities including the series and issue date, the principal amount of each Security of such series held by such Holder to be redeemed, the CUSIP numbers of the Securities to be redeemed, the interest rate of the Securities to be redeemed, the maturity date of the Securities to be redeemed, the certificate number of the Securities to be redeemed, the date fixed for redemption, whether the redemption is subject to any conditions precedent, the redemption price, or if not then ascertainable, the manner of calculation thereof, the place or places of payment, that payment will be made upon presentation and surrender of such Securities and, in the case of Securities with coupons attached thereto, of all coupons appertaining thereto maturing after the date fixed for redemption, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series and tenor in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s written request, at least 45 days prior to the redemption date (or such shorter period as shall be acceptable to the Trustee) if all of the outstanding Securities are to be redeemed, or if less than all the outstanding Securities of a series are to be redeemed, by the Trustee in the name and at the expense of the Company.

Once notice of redemption is delivered in accordance with Section 3.02 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, provided that, redemptions and notices of redemption may, at the Company’s discretion, be conditioned on one or more conditions precedent. The date of redemption may, at the Company’s discretion, be delayed until such time as any or all such conditions shall be satisfied or waived. Such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption or by the date of redemption as so delayed. To effect a delay in the date of redemption or a rescission of redemption, the Company shall (i) furnish (within the time frames provided for in the next sentence) to the Trustee an Officers’ Certificate identifying the redemption and notice of redemption being delayed or rescinded, as applicable, and setting forth the conditions precedent that were not satisfied or waived and (ii) mail by first class mail or deliver, or cause to be mailed by first class mail or delivered, a notice of delay of redemption or a notice of rescission of redemption, as applicable, to each Holder whose Notes were to have been redeemed at its registered address. If the Company will mail or deliver the notice of delay of redemption or the notice of rescission of redemption, as applicable, then the Officers’ Certificate shall be provided to the Trustee not less than one (1) Business Day prior to the date of redemption or delayed date of redemption, as applicable; if the Company request the Trustee to mail or deliver the notice of delay of redemption or the notice of rescission of redemption, as applicable, then the Officers’ Certificate shall be provided to the Trustee not less than three (3) Business Days prior to the date of redemption or delayed date of redemption, as applicable, and the Officers’ Certificate shall, in addition to the matters provided for in the preceding sentence, request that the Trustee give such notice and set forth the information to be stated in such notice.

If given in the manner provided for in Section 3.02, the notice of redemption shall be conclusively presumed to have been given whether or not a Holder receives such notice. Failure to give timely notice or any defect in the notice shall not affect the validity of the redemption.

On or before 10:00 a.m. New York City time on the redemption date or, in the case of Unregistered Securities, on or before 10:00 a.m. New York City time on the Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.06) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If money sufficient to redeem on the redemption date all of the Securities of such series so called for redemption at the appropriate redemption price is not received by the Trustee by the redemption date, a notice revoking such redemption shall be sent in the same manner as the redemption notice and no Event of Default shall exist. If all of the outstanding Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 10 days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.02 (or such shorter period as shall be acceptable to the Trustee) an Officers’

Certificate stating that all such Securities are to be redeemed. If less than all the outstanding Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 45 days prior to the redemption date (or such shorter period as shall be acceptable to the Trustee) an Officers’ Certificate stating the aggregate principal amount of such Securities to be redeemed and requesting that the Trustee select the Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officers’ Certificate evidencing compliance with such restriction or condition.

If less than all the Securities of a series are to be redeemed, the Trustee shall select by lot or in accordance with the applicable procedures of the Depositary and in authorized denominations, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in principal amounts equal to authorized denominations for Securities of such series. The Trustee shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 3.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to such date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and the unmatured coupons, if any, appertaining thereto shall be void and, except as provided in Sections 7.12 and 8.03, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, together with all coupons, if any, appertaining thereto maturing after the date fixed for redemption, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable in the case of Securities with coupons attached thereto, to the Holders of the coupons for such interest upon surrender thereof, and in the case of Registered Securities, to the Holders of such Registered Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.04 and 2.13 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

If any Security with coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant coupons maturing after the date fixed for redemption, the surrender of such missing coupon or coupons may be waived by the Company and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

Upon presentation of any Security of any series redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series and tenor (with any unmatured coupons attached), of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Securities. The Company shall pay the Principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. The interest on Securities with coupons attached (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. The interest on any temporary Unregistered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be paid, as to the installments of interest evidenced by coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such Unregistered Securities for notation thereon of the payment of such interest. The interest on Registered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to the Holders thereof (subject to Section 2.04) and at the option of the Company may be paid by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Security Register of the Company.

Notwithstanding any provisions of this Indenture and the Securities of any series to the contrary, if the Company and a Holder of any Registered Security so agree, payments of interest on, and any portion of the Principal of, such Holder’s Registered Security (other than interest payable at maturity or on any redemption or repayment date or the final payment of Principal on such Security) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 11:00 A.M., New York City time (or such other time as may be agreed to between the Company and the Paying Agent), directly to the Holder of such Security (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of Principal, surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered. The Trustee shall be entitled to conclusively rely on the last instruction delivered by the Holder pursuant to this Section 4.01 unless a new instruction is delivered 15 days prior to a payment date. The Company will indemnify and hold each of the Trustee and any Paying Agent harmless against any loss, liability or expense (including attorneys’ fees and expenses) resulting from any act or omission to act on the part of the Company or any such Holder in connection with any such agreement or from making any payment in accordance with any such agreement.

The Company shall pay interest on overdue Principal, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the United States of America, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee, located in New York, New York, as such office or agency of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

The Company will maintain one or more agencies in a city or cities located outside the United States of America (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of any series are listed) where the Unregistered Securities, if any, of each series and coupons, if any, appertaining thereto may be presented for payment. No payment on any Unregistered Security or coupon will be made upon presentation of such Unregistered Security or coupon at an agency of the

Company within the United States of America nor will any payment be made by transfer to an account in, or by mail to an address in, the United States of America unless, pursuant to applicable United States laws and regulations then in effect, such payment can be made without adverse tax consequences to the Company. Notwithstanding the foregoing, if full payment in United States Dollars (“Dollars”) at each agency maintained by the Company outside the United States of America for payment on such Unregistered Securities or coupons appertaining thereto is illegal or effectively precluded by exchange controls or other similar restrictions, payments in Dollars of Unregistered Securities of any series and coupons appertaining thereto which are payable in Dollars may be made at an agency of the Company maintained in the United States of America.

The Company may also from time to time designate one or more other offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Each of the Guarantors will maintain in the United States of America, an office or agency where notices and demands to or upon any Guarantor in respect of the Guarantees and this Indenture may be served. Each of the Guarantors hereby initially designates the Corporate Trust Office of the Trustee, located in New York, New York, as such office or agency of each such Guarantor. Each of the Guarantors will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time any Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

Section 4.03. Corporate Existence. Except as otherwise permitted by Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. This Section 4.03 shall not prohibit or restrict the Company from converting into a different form of legal entity.

Section 4.04. Certificate to Trustee. The Company will furnish to the Trustee annually, on or before a date not more than 120 days after the end of its fiscal year (which, on the date hereof, is a calendar year), a brief certificate (which need not contain the statements required by Section 11.04) from its principal executive, treasurer, or financial or accounting officer as to his or her knowledge of the compliance of the Company with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) which certificate shall comply with the requirements of the Trust Indenture Act.

Section 4.05. Reports by the Company. The Company covenants to file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents, and other reports which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates); provided, however, that any such information, document or report filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system or any successor thereto shall be deemed to be filed with the Trustee; provided, further however, that the Trustee shall have no responsibility whatsoever to determine whether such filing has occurred.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01. Merger, Consolidation or Sale of Assets. Unless otherwise specified in respect of a series of Securities, neither the Company nor any Guarantor will (i) consolidate or merge with or into another Person or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its or its subsidiaries’ properties or assets taken as a whole, in one or more related transactions, to another Person, unless:

(a) (i) The Company or such Guarantor, as the case may be, shall be the surviving Person; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as the case may be) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(b) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as the case may be) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all of the Company’s obligations or the obligations of such Guarantor, as the case may be, under the Securities and this Indenture pursuant to a supplemental indenture or other agreements delivered to the Trustee;

(c) immediately after such transaction, no Default or Event of Default exists (other than in the case of: (i) the Company’s merger, or the merger of such

Guarantor, as the case may be, with an affiliate solely for the purpose of reincorporating in another jurisdiction; (ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company, the Guarantors or any Subsidiary); and

(d) the Company or such Guarantor, as the case may be, shall have delivered, or cause to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, transfer, conveyance, lease or other disposition complies with the requirements of this Indenture, and an Opinion of Counsel stating that the Securities, the Indenture and the Guarantees constitute valid and binding obligations of the Company (or, if applicable, the successor company) and such Guarantors.

Notwithstanding the foregoing, the limitations set forth in this Section 5.01 shall not apply to (a) any Guarantor to the extent such Guarantor is released from its obligations under its Guarantee pursuant to Section 10.09 hereunder, or (ii) any asset sales that are permitted under the Bank Credit Agreement.

Section 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company or any Guarantor in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or a Guarantor, as the case may be, herein and thereafter the predecessor Person, except in the case of a lease, shall be relieved of all obligations and covenants under this Indenture, the Securities and the Guarantees, as applicable.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01. Events of Default. Unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the supplemental indenture establishing such series of Securities, each of the following is an “Event of Default” with respect to each series of Securities:

(a) the Company defaults in the payment of interest on any Security of such series when the same becomes due and payable, and such default continues for a period of 30 days;

(b) the Company defaults in the payment of the Principal of, or premium, if any, on, any Security of such series when the same becomes due and payable at maturity, upon acceleration, redemption, or otherwise;

(c) a failure by the Company to comply with its agreements contained in this Indenture (other than those referenced in clauses (a) and (b) above) and such failure continues for the period and after the Trustee notifies us, or the Holders of at least 25% in aggregate Principal amount of the Securities of that series then outstanding voting as a single class notify the Company and the Trustee, of such default and the Company fails to cure such default or such default is not waived within 90 days after the receipt of such notice;

(d) if any Guarantee of such Securities is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or such Guarantor denies or disaffirms their obligations of Securities of such series under the Guarantee;

(e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Guarantor, as the case may be, or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

(f) the Company or any Guarantor (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Guarantor, as the case may be, or for all or substantially all of the property and assets of the Company or any Guarantor, as the case may be, or (iii) effects any general assignment for the benefit of creditors; or

(g) any other Event of Default established pursuant to Section 2.03 with respect to the Securities of such series occurs.

No Event of Default with respect to a single series of Securities issued hereunder (and under or pursuant to any supplemental indenture, Officers’ Certificate or Board Resolution) specific to such series shall constitute an Event of Default with respect to any other series of Securities unless otherwise provided in this Indenture or any supplemental indenture, Officers’ Certificate or Board Resolution with respect to any other series of Securities.

Section 6.02. Acceleration. (a) If an Event of Default other than as described in clauses (e) or (f) of Section 6.01 with respect to the Securities of any series then outstanding occurs and is continuing, then, either the Trustee or the Holders of at least 25% in the Principal amount (or, if the Securities are Original Issue Discount Securities, such portion of the Principal as may be specified in the terms thereof established pursuant to Section 2.03) of the then outstanding Securities of such series may declare each Security of that series due and payable immediately without further action or notice. If an Event of Default as described in clauses (e) or (f) of Section 6.01 occurs with respect to the Company, the Securities of such series will immediately become due and payable without any declaration or other act on the part of the Trustee or the Holders of the Securities of such series. The Holders of a majority in Principal amount of Securities of such series may rescind any acceleration and its consequences (other than with respect to an Event of Default as described in clauses (e) or (f) of Section 6.01) if (1) the rescission would not conflict with any judgment or decree, (2) the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency in which the Securities of that series are payable (A) all overdue interest, if any, on all outstanding Securities of that series, (B) all unpaid Principal of and premium, if any, on any outstanding Securities of that series which have become due otherwise than by such a declaration of acceleration, and interest on such unpaid Principal or premium at the rate or rates prescribed therefor in such Securities or, if no such rate or rates are so prescribed, at the rate borne by the Securities during the period of such default, and (C) to the extent that payment of such interest is enforceable under applicable law, interest upon overdue interest to that date of such payment or deposit at the rate or rates prescribed therefor in such Securities, or, if no such rate or rates are so prescribed, at the rate borne by the Securities during the period of such default and (3) all existing Events of Default (other than for nonpayment of Principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.

Section 6.03. Other Remedies. If a payment Default or an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of Principal of and interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate Principal amount of the then outstanding Securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under the Indenture. The Holders of a majority in aggregate Principal amount of the then outstanding Securities of any series also will be entitled to waive past defaults regarding such Securities, except for a default in payment of Principal of or premium, if any, or interest on such Securities or in respect of a covenant or provision that cannot be modified or amended hereunder without the consent of the Holder of each such Security.

Section 6.05. Control by Majority. The Holders of a majority in aggregate Principal amount of the then outstanding Securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The Holders of a majority in aggregate Principal amount of the then outstanding Securities of any series also will be entitled to waive past defaults regarding such Securities, except for a default in payment of Principal of or premium, if any, or interest on such Securities or in respect of a covenant or provision that cannot be modified or amended hereunder without the consent of the Holder of each such Security. The Trustee generally may not be ordered or directed by any of the Holders of Securities to take any action unless one or more of the Holders shall have offered to the Trustee indemnity or security reasonably satisfactory to it prior to taking such actions, and provided further than, the Trustee may refuse to follow any written direction of the Holders that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

Section 6.06. Limitation on Suits. No Holder of any Security of any series may institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities of any series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of such series;

(b) the Holders of at least 25% in aggregate Principal amount of outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) during such 60-day period, the Holders of a majority in aggregate Principal amount of the outstanding Securities of such series have not given the Trustee a direction that is inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of Principal of or interest, if any, on such Holder’s Security on or after the respective due dates expressed on such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default with respect to the Securities of any series in payment of Principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount (or such portion thereof as specified in the terms established pursuant to Section 2.03 of Original Issue Discount Securities) of Principal of, and accrued interest remaining unpaid on, together with interest on overdue Principal of, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest on, the Securities of such series, in each case at the rate or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, and such further amount as shall be sufficient to cover all amounts owing the Trustee under Section 7.07.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any moneys, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of the Securities of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of Principal or interest, upon presentation of the several Securities and coupons appertaining to such Securities in respect of which moneys have been collected and noting thereon the payment, or issuing Securities of such series and tenor in reduced principal amounts in exchange for the presented Securities of such series and tenor if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.07 applicable to the Securities of such series in respect of which moneys have been collected;

SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for Principal and interest, with interest upon the overdue Principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such Principal and interest or Yield to Maturity, without preference or priority of Principal over interest or Yield to Maturity, or of interest or Yield to Maturity over Principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such Principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored to their former positions hereunder and thereafter all rights and remedies of the Company, the Guarantors, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect to the Securities of any series, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by a Holder pursuant to Section 6.07, a suit instituted by the Trustee or a suit by Holders of more than 10% in Principal amount of the outstanding Securities of such series.

Section 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14. Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7

TRUSTEE

Section 7.01. General. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.

Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, affidavit, certificate, Officers’ Certificate, Opinion of Counsel (or both), statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(b) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel, which shall conform to Section 11.04 and shall cover such other matters as the Trustee may reasonably request. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof;

(c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care;

(d) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Securities as to the time, method, and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by the documents;

(f) any action taken, or omitted to be taken, by the Trustee in good faith pursuant to the documents upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon all future Holders of Securities and upon Securities executed and delivered in exchange therefore or in place thereof;

(g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(i) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(j) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture and shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, Officers’ Certificate, Opinion of Counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate Principal amount of the Securities of all series affected then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding;

(k) in no event shall the Trustee be responsible or liable for special, indirect, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(l) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(m) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(n) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(o) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized to take specified actions pursuant to this Indenture;

(p) during the existence of any Event of Default (which has not been cured), the Trustee shall exercise the rights, duties and powers vested in it with the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of their own affairs;

(q) the Trustee shall not be answerable for other than its negligence or willful misconduct;

(r) the Trustee shall not be liable for an error of judgment made in good faith, unless it has been proven that the Trustee was negligent in ascertaining the pertinent facts;

(s) the Trustee undertakes to perform only such duties as are specifically set forth in the Indenture, and no implied duties shall be read into the Indenture against the Trustee; and

(t) the Trustee shall not be required to take notice or be deemed to have notice of any Event of Default, except failure to receive any of the payments required to be made to the Trustee, unless the Trustee shall be specifically notified in writing by the Company or by the Holders of at least 25% in aggregate principal amount of the Securities, and in the absence of such notice the Trustee may conclusively assume no default exists.

Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6), the following terms shall mean:

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04. Trustee’s Disclaimer. The recitals contained herein and in the Securities (except the Trustee’s certificate of authentication) shall be taken as statements of the Company and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents (a) makes any representation as to the validity or adequacy of this Indenture, the Guarantees or the Securities, (b) shall be accountable for the Company’s use or application of the proceeds from the Securities or for any funds received and disbursed in accordance with the Indenture, (c) shall be responsible for the validity of the execution by the Company of the Indenture or any supplemental indenture thereto, and (d) shall be responsible or liable with respect to any information, statement or recital in the prospectus, prospectus supplement or other disclosure material prepared or distributed with respect to any of the Securities.

Section 7.05. Notice of Default. The Trustee shall not be required to take notice or be deemed to have notice of any Event of Default, except failure to receive any of the payments required to be made to the Trustee, unless the Trustee shall be specifically notified in writing by the Company or by the Holders of at least 25% in aggregate principal amount of the Securities, and in the absence of such notice the Trustee may conclusively assume no default exists. If any Default with respect to the Securities of any series occurs and is continuing and if the Trustee receives written notice of such Default from the Company or Holders of at least 25% in aggregate principal amount of the Securities, the Trustee shall give to each Holder of Securities of such series notice of such Default within 90 days after it occurs (a) if any Unregistered Securities of such series are then outstanding, to the Holders thereof, by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London and (b) to all Holders of Securities of such series in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, unless such Default shall have been cured or waived before the mailing or publication of such notice; provided, however, that, except in the case of a Default in the payment of the Principal of or interest on any Security, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 7.06. Reports by Trustee to Holders. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each July 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such July 15, which complies with the provisions of such Section 313(a).

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee in writing when any Securities are listed on any stock exchange and of any delisting thereof.

Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee such reasonable compensation for its services. The compensation of the Trustee shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee and any predecessor Trustee upon request for all reasonable out-of-pocket expenses, disbursements, expenditures and advances incurred or made by the Trustee or such predecessor Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee’s or such predecessor Trustee’s agents, counsel, consultants, other experts employed by it in its exercise and performance of its powers and duties as Trustee and other persons not regularly in their employ.

The Company shall indemnify and defend the Trustee and any predecessor Trustee for, and hold them harmless from and against, any and all loss, damage, claim, cost, liability or expense suffered or incurred by them without negligence or willful misconduct on the part of the Trustee arising out of or in connection with the acceptance or administration of this Indenture and the Securities or the issuance of the Securities or of series thereof or the trusts hereunder and the performance of duties under this Indenture and the Securities, including the costs and expenses of defending themselves against or investigating any claim, charge, complaint, allegation, assertion or demand of any nature (whether asserted by the Company, a Guarantor, a Holder or any other Person) or liability and of complying with any process served upon them or any of their officers in connection with the exercise or performance of any of their powers or duties under this Indenture and the Securities.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a first lien on the trust estate with right of payment prior to payment on account of interest, principal and premium, if any, on the Securities for all administrative expenses, advances, disbursements, and counsel fees incurred or made in and about execution of the trusts and performance of the duties of the Trustee and for the cost and expense incurred in defending against any liability (unless such liability is adjudicated to have resulted from the negligence or willful misconduct of the Trustee).

No provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers.

The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under bankruptcy law or the removal or resignation of the Trustee. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or coupons, and the Securities are hereby subordinated to such senior claim. Without prejudice to any other rights available to the Trustee under applicable law, if the Trustee renders services and incurs expenses following an Event of Default under Section 6.01(e) or Section 6.01(f) hereof, the parties hereto and the holders by their acceptance of the Securities hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy law.

Section 7.08. Replacement of Trustee. A resignation or removal of the Trustee as Trustee with respect to the Securities of any series and appointment of a successor Trustee as Trustee with respect to the Securities of any series shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign as Trustee with respect to the Securities of any series at any time by giving 30 days’ advance written notice to the Company. The Holders of a majority in Principal amount of the outstanding Securities of any series may remove the Trustee as Trustee with respect to the Securities of such series by so notifying the Trustee in writing and may appoint a successor Trustee with respect thereto with the consent of the Company. The Company may remove the Trustee as Trustee with respect to the Securities of any series if: (i) the Trustee is no longer eligible under Section 7.11 of this Indenture; (ii) the Trustee is adjudged a bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed as Trustee with respect to the Securities of any series, or if a vacancy exists in the office of Trustee with respect to the Securities of any series for any reason, the Company shall promptly appoint a successor Trustee with respect thereto. Within one year after the successor

Trustee takes office, the Holders of a majority in Principal amount of the outstanding Securities of such series may appoint a successor Trustee in respect of such Securities to replace the successor Trustee appointed by the Company. If the successor Trustee with respect to the Securities of any series does not deliver its written acceptance required by Section 7.09 within 30 days after the retiring Trustee gives notice of its resignation or is removed, the retiring Trustee, the Trustee (in the case of resignation), the Company or the Holders of a majority in Principal amount of the outstanding Securities of such series may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect thereto or the Trustee may appoint a successor (in the case of resignation).

The Company shall give notice of any resignation and any removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee in respect of the Securities of such series to all Holders of Securities of such series. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding replacement of the Trustee with respect to the Securities of any series pursuant to this Section 7.08 and Section 7.09, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges and subject to the lien provided for in Section 7.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article and qualified under Section 310(b) of the Trust Indenture Act.

Section 7.10. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges, consolidates or converts into, or transfers all or part of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

Section 7.11. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Section 310(a). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.12. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8 of this Indenture.

ARTICLE 8

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. Except as otherwise provided with respect to such series pursuant to Section 2.03, the Company, at the Company’s option and at any time, may elect to have Section 8.02 or Section 8.03 of this Indenture applied to all Outstanding Securities of any series upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Satisfaction and Discharge of Indenture. Except as otherwise provided with respect to such series pursuant to Section 2.03, this Indenture will be discharged and will cease to be of further effect with respect to the Securities of a particular series, when (a) either (i) all Securities of such series that have been authenticated and, except for lost, stolen or destroyed Securities of such series that have been replaced or paid and Securities of such series for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or (ii) all Securities of such series that have not been delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if redeemable in accordance with the terms of such Securities, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name, and at the Company’s expense; (b)(i) the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of Securities of such series, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness (including all Principal, premium, if any, and interest) on such series of Securities not delivered to the Trustee for cancellation (in the case of Securities of such series that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be; (ii) the Company has paid or caused to be paid all other sums payable under the indenture in respect of the Securities of such series; and (iii) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Securities at maturity or on the redemption date, as the case may be, and (c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the Indenture has been satisfied and discharged.

Section 8.03. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 8.05, all moneys (including U.S. Government Obligations and the proceeds thereof) deposited with the Trustee pursuant to Section 8.02, 8.06 or 8.07 shall be held in trust and applied by it to the payment, either directly or through any paying agent to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for Principal and interest; but such money need not be segregated from other funds except to the extent required by law.

Section 8.04. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 8.05. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the Principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such Principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

Section 8.06. Defeasance and Discharge of Indenture. The Company shall be deemed to have paid and shall be discharged from any and all obligations in respect of the Securities of any series, on the 123rd day after the deposit referred to in clause (i) hereof has been made, and the provisions of this Indenture shall no longer be in effect with respect to the Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except as to: (a) rights of registration of transfer and exchange, and the Company’s right of optional redemption, if any, (b) the substitution of mutilated, defaced, destroyed, lost or stolen Securities, (c) rights of Holders to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration) and remaining rights of Holders to receive mandatory sinking fund payments, if any, (d) the rights, obligations and immunities of the Trustee hereunder and (e) the rights of Holders of such series as beneficiaries hereof with respect to the property deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

(i) with reference to this provision the Company has deposited or caused to be irrevocably deposited with the Trustee (or another qualifying trustee satisfying the requirements of Section 7.11) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in subclause (x) or (y) of this clause (i) money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee (x) the principal of, premium, if any, and each installment of interest on the outstanding Securities of such series on the due dates thereof and (y) any mandatory sinking fund payments or analogous payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of Securities of such series and the Indenture with respect to the Securities of such series;

(ii) the Company has delivered to the Trustee (A) either (x) an Opinion of Counsel to the effect that Holders of Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.06 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of this Indenture or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (B) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(iii) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under any Guarantees or, any other agreement or instrument to which the Company is a party or by which the Company is bound;

(iv) if at such time the Securities of such series are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Securities of such series will not be delisted as a result of such deposit, defeasance and discharge;

(v) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge under this Section have been complied with; and

(vi) if the Securities of such series are to be redeemed prior to the final maturity thereof (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

Section 8.07. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in, and this Indenture will no longer be in effect with respect to, any covenant established pursuant to Section 2.03(t) and clause (c) (with respect to any covenants established pursuant to Section 2.03(s)) and clause (g) of Section 6.01 shall be deemed not to be an Event of Default with respect to Securities of any series, if

(a) with reference to this Section 8.07, the Company has deposited or caused to be irrevocably deposited with the Trustee (or another qualifying trustee satisfying the requirements of Section 7.11) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series and the Indenture with respect to the Securities of such series, (i) money in an amount or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due dates thereof or earlier redemption (irrevocably provided for under agreements satisfactory to the Trustee), as the case may be, of any payment referred to in subclause (x) or (y) of this clause (a) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee (x) the principal of, premium, if any, and each installment of interest on the outstanding Securities of such series on the due date thereof or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be, and (y) any mandatory sinking fund payments or analogous payments applicable to the Securities of such series and the Indenture with respect to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of Securities of such series and the Indenture with respect to the Securities of such series;

(b) the Company has delivered to the Trustee (i) an Opinion of Counsel to the effect that Holders of Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.07 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(c) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under any other agreement or instrument to which the Company is a party or by which the Company is bound;

(d) if at such time the Securities of such series are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Securities of such series will not be delisted as a result of such deposit, defeasance and discharge; and

(e) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under this Section have been complied with.

Section 8.08. Reinstatement. If the Trustee or paying agent is unable to apply any monies or U.S. Government Obligations in accordance with Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article until such time as the Trustee or paying agent is permitted to apply all such monies or U.S. Government Obligations in accordance with Article 8; provided, however, that if the Company has made any payment of Principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the monies or U.S. Government Obligations held by the Trustee or paying agent.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities of any series without notice to or the consent of any Holder:

(a) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders;

(b) to comply with Article 5;

(c) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(d) to evidence and provide for the acceptance of appointment hereunder with respect to the Securities of any or all series by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.09;

(e) to establish the form or forms or terms of Securities of any series or of the coupons appertaining to such Securities as permitted by Section 2.03;

(f) to provide for uncertificated or Unregistered Securities and to make all appropriate changes for such purpose;

(g) to add any additional guarantors on the terms set forth in Article 10 or release any Guarantors on the terms set forth in Section 10.09;

(h) to add covenants for the benefit of the Holders to the Securities of any series or to surrender any rights the Company or any Guarantor has under this Indenture or to add circumstances under which the Company will pay additional interest on the Securities of the relevant series;

(i) to add any additional Events of Default with respect to all or any series of the Securities (and, if any such Event of Default is applicable to less than all series of Securities, specifying the series to which such Event of Default is applicable);

(j) to make any change that would provide any additional rights or benefits to the Holders of Securities of any series or to make any change that does not adversely affect the rights of any Holder in any material respect; or

(k) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no outstanding Security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision.

Section 9.02. With Consent of Holders. Subject to Sections 6.04 and 6.07, without prior notice to any Holders, the Company and the Trustee may amend this Indenture and the Securities of any series with the written consent of the Holders of a majority in Principal amount of the outstanding Securities of each series affected by such amendment, and the Holders of a majority in Principal amount of the outstanding Securities of each series affected thereby by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities of such series.

Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

(a) change the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder’s Security or the times at which it may be redeemed or repurchased;

(b) reduce the Principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount);

(c) change the coin or currency in which any Security or any premium or interest thereon is payable;

(d) impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date);

(e) make any changes that would affect the ranking for the Securities in a manner adverse to the Holders;

(f) reduce the above stated percentage of outstanding Securities the consent of whose holders is necessary to modify or amend the Indenture with respect to the Securities of the relevant series;

(g) reduce the percentage in Principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture;

(h) release any Guarantor from its Guarantee, except as provided in Section 10.09 or in the terms (as set forth on the original issue date) of the series of Securities of such Holders affected thereby; and

(i) make any changes to this paragraph of Section 9.02.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or of the coupons appertaining to such Securities.

It shall not be necessary for the consent of any Holder under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective with respect to any Securities affected thereby on receipt by the Trustee of written consents from the requisite Holders of outstanding Securities affected thereby.

The Company may, but shall not be obligated to, fix a record date (which may be not less than five nor more than 60 days prior to the solicitation of consents) for the purpose of determining the Holders of the Securities of any series affected entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the immediately preceding paragraph, those Persons who were such Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be such Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective with respect to the Securities of any series affected thereby, it shall bind every Holder of such Securities unless it is of the type described in any of clauses (a) through (i) of Section 9.02. In case of an amendment or waiver of the type described in clauses (a) through (i) of Section 9.02, the amendment or waiver shall bind each such Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

Section 9.04. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of any Security, the Trustee may require the Holder thereof to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security of such series thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security of the same series and tenor that reflects the changed terms.

Section 9.05. Trustee to Sign Amendments, Etc. The Trustee shall receive, and shall be fully protected in conclusively relying upon, (i) an Officers’ Certificate and (ii) an Opinion of Counsel. The Opinion of Counsel shall state that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture, that all requisite consents have been obtained or that no consents are required and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company and any Guarantor, enforceable against the Company in accordance with its terms, subject to customary exceptions. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 10

GUARANTEES

Section 10.01. The Guarantees. Subject to the provisions of this Article 10, each of the Guarantors hereby irrevocably, jointly and severally, fully and unconditionally guarantees on an unsecured and unsubordinated basis, the full and punctual payment (whether at stated maturity, upon redemption, purchase pursuant to an offer to purchase or acceleration, or otherwise) of the Principal of, premium, if any, and interest on, and all other amounts payable under, each Security of any series, and the full and punctual payment of all other amounts payable by the Company under this Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 10.02. Guarantees Unconditional, Etc. The obligations of each of the Guarantors hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Security of any series, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Indenture or any Security of any series;

(c) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Security of any series;

(d) the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Security of any series, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the Principal of, premium, if any, or interest on any Security of any series or any other amount payable by the Company under this Indenture; or

(f) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03. Discharge; Reinstatement. The Guarantors’ obligations hereunder will remain in full force and effect until the Principal of, premium, if any, and interest on the Securities and all other amounts payable by the Company under this Indenture have been paid in full. If at any time any payment of the Principal of, premium, if any, or interest on any Security of any series or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantors’ obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

Section 10.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article 10, any Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that any such Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Person who guarantees the Securities, with respect to such payment so long as any amount payable by the Company hereunder or under the Securities remains unpaid.

Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07. Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Article 10, each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantees of such Guarantors not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of other U.S. and non-U.S. law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of other U.S. and non-U.S. law.

Section 10.08. Execution and Delivery of Guarantees. (a) The execution by each of the Guarantors of this Indenture evidences each Guarantee of each such Guarantor, whether or not the person signing as an Officer of each such Guarantor still holds that office at the time of authentication of any Security of any series and (b) the delivery of any Security of any series by the Trustee after authentication constitutes due delivery of the Guarantees as set forth in this Indenture on behalf of the Guarantors, except in the case of clauses (a) and (b) as otherwise provided by an indenture supplemental hereto with respect to any such Security of any series executed and delivered to the Trustee in accordance with the provisions of Article 9.

Section 10.09. Release of Guarantee. This Guarantee of a Guarantor will shall be automatically and unconditionally terminated, released and discharged, without the consent of the Holders, and no further action by the Company, any Guarantor or the Trustee shall be required for such release (unless the Company shall notify the Trustee that no release and discharge shall occur as a result thereof):

(a) the sale or other disposition (including by way of consolidation or merger) of such Guarantor to a Person other than the Company or any Subsidiary of the Company in a transaction or series of transactions not prohibited by this Indenture;

(b) the sale or other disposition of all or substantially all of the assets of such Guarantor to a Person other than the Company or any Subsidiary of the Company in a transaction or series of transactions not prohibited by this Indenture;

(c) Upon defeasance or discharge of the Securities, as provided in Article 8; or

(d) In the event such Guarantor is no longer a guarantor (as such term is defined therein) under the Bank Credit Agreement (including by reason of the termination of the Bank Credit Agreement).

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Guarantee.

Section 10.10. Additional Guarantors. If any Subsidiary of the Company shall become a guarantor under the Bank Credit Agreement, then the Company shall promptly cause such Subsidiary to become a Guarantor by causing such Subsidiary to execute and deliver an indenture supplemental hereto to the Trustee in accordance with the provisions of Article 9, which such supplemental indenture, pursuant to Section 10.08, shall evidence the Guarantee of such additional Guarantor under this Indenture.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 11.02. Notices. Any notice or communication shall be sufficiently given if written and (a) if delivered in person when received or (b) if mailed by first class mail 5 days after mailing, or (c) as between the Company, any Guarantor and the Trustee if sent by facsimile transmission, when transmission is confirmed, in each case addressed as follows:

if to the Company or to any Guarantor:

Trinity Industries, Inc.

2525 N. Stemmons Freeway

Dallas, Texas 75207-2401

Tel: (214) 631-4420

Attention: S. Theis Rice

if to the Trustee:

Wells Fargo Bank, National Association

750 N. Saint Paul Place

Suite 1750

MAC T9263-170

Dallas, Texas 75201

Attention: Patrick Giordano

Telephone: (214) 756-7430

Fascimile: (214) 756-7401

Email: Patrick.Giordano@wellsfargo.com

The Company, the Guarantors or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication shall be sufficiently given to Holders of any Unregistered Securities, by publication at least once in an Authorized Newspaper in The City of New York, or with respect to any Security the interest on which is based on the offered quotations in the interbank Eurodollar market for dollar deposits at least once in an Authorized Newspaper in London, and by mailing to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 313(c)(2) of the Trust Indenture Act at such addresses as were so furnished to the Trustee and to Holders of Registered Securities by mailing to such Holders at their addresses as they shall appear on the Security Register. Notice mailed shall be sufficiently given if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case it shall be impracticable to give notice as herein contemplated, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 11.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or by any Guarantor to the Trustee to take any action under this Indenture, the Company or any such Guarantor shall furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate required by Section 4.03) shall include:

(a) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 11.05. Evidence of Ownership. The Company, the Guarantors, the Trustee and any agent of the Company, any Guarantor or the Trustee may deem and treat the Holder of any Unregistered Security and the Holder of any coupon as the absolute owner of such Unregistered Security or coupon (whether or not such Unregistered Security or coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company, any Guarantor, the Trustee, nor any agent of the Company, any Guarantor or the Trustee shall be affected by any notice to the contrary. The fact of the holding by any Holder of an Unregistered Security, and the identifying number of such Security and the date of his holding the same, may be proved by the production of such Security or by a certificate executed by any trust company, bank, banker or recognized securities dealer wherever situated satisfactory to the Trustee, if such certificate shall be deemed by the Trustee to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Security bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Unregistered Securities specified therein. The holding by the person named in any such certificate of any Unregistered Securities specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (1) another certificate bearing a later date issued in respect of the same Securities shall be produced or (2) the Security specified in such certificate shall be produced by some other Person, or (3) the Security specified in such certificate shall have ceased to be outstanding. Subject to Article 7, the fact and date of the execution of any such instrument and the amount and numbers of Securities held by the Person so executing such instrument may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any other manner which the Trustee may deem sufficient.

The Company, the Guarantors, the Trustee and any agent of the Company, any Guarantor or the Trustee may deem and treat the person in whose name any Registered Security shall be registered upon the Security Register for such series as the absolute owner of such Registered Security (whether or not such Registered Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest on such Registered Security and for all other purposes; and neither the Company, any Guarantor nor the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by any notice to the contrary.

Section 11.06. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 11.07. Payment Date Other Than a Business Day. Except as otherwise provided with respect to a series of Securities, if any date for payment of Principal or interest on any Security shall not be a Business Day at any place of payment, then payment of Principal of or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at any place of payment with the same force and effect as if made on such date and no interest shall accrue in respect of such payment for the period from and after such date.

Section 11.08. Governing Law; Waiver of Jury Trial. The laws of the State of New York shall govern this Indenture and the Securities, without regard to conflicts of laws principles thereof. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture or agreement may not be used to interpret this Indenture.

Section 11.10. Successors. All agreements of the Company and the Guarantors in this Indenture, the Securities and the Guarantees, as applicable, shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.12. Separability. In case any provision in this Indenture, in the Securities or in the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.13. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 11.14. Incorporators, Stockholders, Officers and Directors of Company Exempt From Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or any indenture supplemental hereto, or in any Security or any coupons appertaining thereto or in any Guarantee, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director or employee, as such, of the Company or any Guarantor or of any successor thereof, either directly or through the Company or any Guarantor or of any successor thereof, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and the coupons appertaining thereto by the holders thereof and as part of the consideration for the issue of the Securities and the coupons appertaining thereto.

Section 11.15. Judgment Currency. Each of the Company and the Guarantors agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the Principal of or interest on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a Business Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

Section 11.16. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.17. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

TRINITY INDUSTRIES, INC., as the Company

By:	/s/ Gail M. Peck
Name:	Gail M. Peck
Title:	VP, Finance and Treasurer

TRINITY CONSTRUCTION MATERIALS, INC., as Guarantor

By:	/s/ Gail M. Peck
Name:	Gail M. Peck
Title:	VP and Treasurer

TRINITY HIGHWAY PRODUCTS, LLC, as Guarantor

By:	/s/ Gail M. Peck
Name:	Gail M. Peck
Title:	VP and Treasurer

TRINITY INDUSTRIES LEASING COMPANY, as Guarantor

By:	/s/ Gail M. Peck
Name:	Gail M. Peck
Title:	VP and Treasurer

[Signature page to Base Indenture]

TRINITY MARINE PRODUCTS, INC., as Guarantor

By:	/s/ Gail M. Peck
Name:	Gail M. Peck
Title:	VP and Treasurer

TRINITY NORTH AMERICAN FREIGHT CAR, INC., as Guarantor

By:	/s/ Gail M. Peck
Name:	Gail M. Peck
Title:	VP and Treasurer

TRINITY PARTS & COMPONENTS, LLC, as Guarantor

By:	/s/ Gail M. Peck
Name:	Gail M. Peck
Title:	VP and Treasurer

TRINITY RAIL GROUP, LLC, as Guarantor

By:	/s/ Gail M. Peck
Name:	Gail M. Peck
Title:	VP and Treasurer

TRINITY STRUCTURAL TOWERS, INC., as Guarantor

By:	/s/ Gail M. Peck
Name:	Gail M. Peck
Title:	VP and Treasurer

[Signature page to Base Indenture]

TRINITY TANK CAR, INC., as Guarantor

By:	/s/ Gail M. Peck
Name:	Gail M. Peck
Title:	VP and Treasurer

[Signature page to Base Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Trustee

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

[Signature page to Base Indenture]